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                                                                    EXHIBIT 99.1


FRIDAY OCTOBER 6, 9:47 AM EASTERN TIME

PRESS RELEASE

MRV ANNOUNCES FILING OF REGISTRATION STATEMENT FOR INITIAL PUBLIC OFFERING OF OPTICAL ACCESS INC.

CHATSWORTH, Calif.--(BUSINESS WIRE)--Oct. 6, 2000--MRV Communications Inc. (Nasdaq:MRVC - news) today announced that a registration statement has been filed with the Securities and Exchange Commission (SEC) for the initial public offering of the common stock of its wholly owned subsidiary, Optical Access Inc.

Bear Stearns will lead manage the underwriting group, with CIBC World Markets, U.S. Bancorp Piper Jaffray and First Security Van Kasper serving as the co-managers.

Preliminary prospectuses are not currently available. When available, prospectuses may be obtained by writing to or calling Bear, Stearns & Co. Inc. 245 Park Ave., New York, N.Y. 10167; telephone 212/272-2000.

A registration statement relating to these securities has been filed with the SEC, but has not yet become effective. These securities may not be sold nor may offers to buy be accepted, prior to the time the registration statement becomes effective.

This news release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

About Optical Access Inc.

Optical Access designs, manufactures and markets an optical wireless solution that delivers high-speed communications traffic to the portion of the communications network commonly known as the last mile, which extends from the end user to the service provider's central office.

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Contact:

     MRV Communications Inc.
     Diana Hayden, 818/886-6782 (investor relations)